Exhibit 99

For Immediate Release

TradeStation Group Reports Record Revenues and Daily Average Revenue Trades (DARTs) for 2007
First Quarter

Revenues up 20% and DARTs Increase 19% Year over Year

Plantation FL, April 24, 2007 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported record net revenues of $35.3 million, and record daily average revenue trades (DARTs) of over 70,000 for the 2007 first quarter.

TradeStation Group’s 2007 first quarter net income of $8.2 million, or 18 cents per share (diluted), was an 18% increase from 2006 first quarter net income of $7.0 million, or 15 cents per share (diluted). The company’s 2007 first quarter net revenues of $35.3 million were a 20% increase from 2006 first quarter net revenues of $29.4 million.

 “We are pleased to report that our DARTs have grown significantly year over year in the first quarter even though our larger competitors saw theirs flatten or decrease over the same period,” said Salomon Sredni, CEO of TradeStation Group.  “We attribute our impressive growth in DARTs in these market conditions to the diversity of our service offering, consistent account growth, and the robustness of our high-end client base. To further leverage this growth, we plan to have on the phones by the end of this quarter 50% more salespeople than we had at the beginning of the year and, beginning this quarter, to spend about 30% more on advertising than previously planned.”

TradeStation Reports Record DARTs and Total Accounts

For the 2007 first quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q1 07	Q1 06	% Increase
Daily Average Revenue Trades	70,187	59,057	19%

The company also published today, in a separate announcement, its DARTs and Total Client Assets for the month of March 2007.

TradeStation had 33,048 brokerage accounts at March 31, 2007, a 23% increase from March 31, 2006.

TradeStation’s Average Client Trades Over 540 Times per Year and Has an Average Account Balance of Nearly $80,000 for Equities and $19,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2007 first quarter:

Client Trading Activity
Annualized average revenue per account	$4,195
Annualized trades per account	548

Client Account Assets
Average assets per account (Equities)	$79,000

Average assets per account (Futures)	$19,000

While, on an annualized basis during the 2007 first quarter, the average TradeStation account traded 548 times per year, or 46 times per month, the average TD Ameritrade and E-Trade account traded about 10 to 12 times per year, or about one time per month. Also, TradeStation’s average assets per equities account of nearly $80,000 was substantially higher than the average assets per account of TD Ameritrade and E-Trade.

Company Purchases 293,755 Shares under Stock Buy Back Plan

In the 2007 first quarter, the company purchased 293,755 shares of its common stock pursuant to its stock buy back plan for a total purchase price of $3,749,350. Since buying under the plan began November 13, 2006, through yesterday, the company has purchased 498,155 shares for a total purchase price of $6,616,875.

Under the stock buy back plan, the company is authorized to purchase up to $60 million of its available and unrestricted cash, over a 4-year period, in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, $1,250,000 of company cash per month during each month of the 4-year period (i.e., $15 million per 12-month period and $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides Second Quarter 2007 Business Outlook

TradeStation today also published its second quarter 2007 Business Outlook.

The company’s second quarter 2007 Business Outlook estimated ranges are as follows:

SECOND QUARTER 2007 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Second Quarter 2007
REVENUES	$36.0	to	$38.0
EARNINGS PER SHARE (Diluted)	$0.17	to	$0.18

The company’s second quarter 2007 Business Outlook estimated ranges are based on numerous assumptions, including: basing the ranges, in part, on monthly trading volume of our clients over the six-month period ended March 31, 2007 (the period used and the formula and criteria applied often vary with each quarterly business outlook based upon management’s judgment each quarter concerning the best assumptions to use); an increase in the amounts expected to be spent for advertising and for product development resources; the anticipated cost of ongoing litigation, arbitration and regulatory matters and the assumption there will be no significant, adverse judgments, awards, settlements or regulatory fines or sanctions; anticipated growth and trading activity of active trader equities and futures accounts; the launch date of the company’s upgraded forex offering and the rate of growth and impact of new forex accounts and trading activity; interest rates (and the extent to which they will or will not increase or decrease); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2007 first quarter results and its Second Quarter 2007 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2007, TradeStation was named, for the third year in a row, Best Futures Brokerage and, for the fifth year in a row, Best Direct-Access Stock Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services. Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the Second Quarter 2007 Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	adverse results in pending or possible future litigation against the company (including two pending lawsuits — one which is scheduled for trial beginning April 30, 2007 and one of which is scheduled for trial January 2008 — both of which the company considers baseless, filed by co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, which together seek in the aggregate tens of millions of dollars in damages or rescissions of transactions that would create similar negative financial consequences for the company) that are significantly different than is currently estimated or expected (currently zero dollars are reserved for these pending claims);

•	a pending NASD matter concerning OATS reporting violations that could result in a substantial fine during the 2007 second or third quarter;

•	changes in the condition of the securities and financial markets, including, but not limited to, changes in the combined average share volume of the major exchanges and in market volatility;

•	the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation’s DARTs decreased sequentially from second to third quarter in 2004 and in 2006, and net revenues decreased sequentially from second to third quarter 2006, and these items may decrease sequentially or year over year in subsequent periods as a result of negative market conditions, changes in interest rates, or other factors);

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities and futures, its forex business (including the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects and the success of that upgraded forex offering), and its institutional and non-US trader market businesses (as the company has no significant prior experience with forex, institutional and non-US trader marketing, sales or product development operations), including potential acquisition or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires or combines with other businesses;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	the timing, implementation and costs associated with planned hardware and software upgrades for back-office and internal systems, and other capital expenditures planned for 2007;

•	the timing, cost and success of marketing decisions and campaigns generally, and the entrance of new competitors or competitive products, services or product/service upgrades into the market;

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	market pressure to continue to lower, substantially, pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons;

•	pending NASD matters concerning violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”) regarding certain customer short sale orders in 2004, and failure to transmit short sale position reports since the conversion to self-clearing operations, each of which could result in fines, sanctions and/or other negative consequences;

•	technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures;

•	the company not maintaining a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor;

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company, pending and future regulatory matters, other lawsuits or proceedings against the company, or potential business combinations or strategic relationships);

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2007	2006

	(Unaudited)
REVENUES:
Brokerage commissions and fees	$22,287,705	$18,632,433

Interest income	11,965,727	9,503,841
Brokerage interest expense	1,193,786	1,098,810

Net interest income	10,771,941	8,405,031

Subscription fees and other	2,270,977	2,347,215

Net revenues	35,330,623	29,384,679

EXPENSES:
Employee compensation and benefits	8,451,017	6,966,771
Clearing and execution	7,122,914	5,827,683
Data centers and communications	1,673,999	1,530,803
Advertising	1,085,569	956,617
Professional services	1,158,827	758,560
Occupancy and equipment	696,627	622,162
Depreciation and amortization	998,929	482,611
Other	944,513	780,370

Total expenses	22,132,395	17,925,577

Income before income taxes	13,198,228	11,459,102

INCOME TAX PROVISION	5,002,871	4,507,231

Net income	$8,195,357	$6,951,871

EARNINGS PER SHARE:
Basic	$0.18	$0.16

Diluted	$0.18	$0.15

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	44,590,076	44,319,210

Diluted	45,708,564	45,922,914

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,433,569 at March 31, 2007 and December 31, 2006*	$94,547,533	$74,539,256
Cash segregated in compliance with federal regulations	447,470,466	417,501,417
Marketable securities	9,322,297	9,322,297
Receivables from brokers, dealers, clearing organizations and clearing agents	41,185,202	34,866,825
Receivables from brokerage customers	70,756,214	77,021,893
Property and equipment, net	8,399,197	8,734,890
Deferred income taxes, net	1,854,523	1,970,047
Deposits with clearing organizations	20,294,696	20,180,361
Other assets	5,928,414	4,950,427

Total assets	$699,758,542	$649,087,413

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$7,226,827	$4,444,956
Payables to brokerage customers	555,005,327	516,355,890
Accounts payable	2,530,476	2,846,669
Accrued expenses	10,902,042	7,235,023

Total liabilities	575,664,672	530,882,538
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	124,093,870	118,204,875

Total liabilities and shareholders’ equity	$699,758,542	$649,087,413

* March 31, 2007 Cash and cash equivalents includes $1.8 million that was transferred on April 3, 2007 to Cash segregated in compliance with federal regulations. December 31, 2006 Cash and cash equivalents excludes $7.6 million that was transferred on January 3, 2007 from Cash segregated in compliance with federal regulations to Cash and cash equivalents.